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                                                                   EXHIBIT 10.21

                                 MANAGEMENT AGREEMENT

         This MANAGEMENT AGREEMENT ("Agreement") is made and entered into this 1st day of February, 1996, by and between HealthFirst Management Services, Inc., an Oregon corporation ("MSO") and HealthFirst Medical Group, P.C., an Oregon professional corporation ("PC").

                                       RECITALS

         WHEREAS, MSO is an Oregon corporation engaged in the business of negotiating and administering contracts with managed care plans and other third party payors on behalf of PC and other medical practice entities; and

         WHEREAS, PC is engaged in the business of providing medical services to its patients and such administrative and management services as are necessary to facilitate the provision of medical services; and

         WHEREAS, MSO desires to retain PC to provide medical services and supporting administrative and management services to fulfill MSO's contractual obligations to managed care plans and other third party payors; and

         WHEREAS, PC and MSO recognize that PC has sole and complete responsibility for providing medical services to its patients;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.   DUTIES OF PC AND MSO

    1.1 GENERAL DESCRIPTION OF SERVICES. PC shall serve as a provider of medical services. PC will also provide the services of sufficient staff to MSO to allow it to perform necessary advisory, consulting, management and administrative services.

    1.2 DUTIES OF MSO. MSO will manage PC's relationships with health plans and its negotiations with health plans, patients and third parties.

         1.2.1 MSO will represent PC in negotiations for capitated and other risk agreements with third party payors including, but not limited to, HMOs, PPOs, EPOs, self-insured

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    employers, employee unions, indemnity carriers, and other health provider groups (collectively, "Health Plans");

         1.2.2 MSO will negotiate agreements with ancillary service providers.

         1.2.3 MSO will assist PC in the resolution of patient complaints, third party grievances, eligibility requirements, contract changes and clarifications.

         1.2.4 MSO will administer all managed care contracts on behalf of PC with the stipulation that all decisions regarding the establishment or maintenance of relationships with Health Plans shall be made by PC in consultation with MSO.

2.  COMPENSATION

         In consideration of the services rendered pursuant to this Agreement, MSO shall compensate PC in the amount and upon the terms agreed upon by the parties each year.

3.  TERM AND TERMINATION

    3.1 TERM. The initial term of this Agreement shall commence on February 1, 1996, and shall continue in effect for a period of eleven (11) months unless sooner terminated pursuant to the terms of this Agreement. Thereafter, this Agreement shall automatically renew for successive periods of one (1) year each, unless either party provides notice of their intent not to renew at least 90 days before calendar year-end.

    3.2 TERMINATION WITH CAUSE. Notwithstanding the foregoing, either party shall have the right to terminate this Agreement for cause. In the event either party terminates this Agreement for cause, termination shall be effective immediately upon written notice to the other party.

         For purposes of this Agreement, "cause" shall be defined as:

         (a) Cancellation of PC's insurance pursuant to Section 5.2 herein.

         (b) Material breach of any provision of this Agreement and failure to cure said breach within thirty (30) calendar days after notice of said material breach from the non-breaching party.

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         (c) Failure to conduct PC's practice in accordance with all applicable provisions of federal and state laws and regulations and in a professional manner.

4.  COVENANTS OF MSO

    4.1 CORPORATE STATUS. MSO covenants and agrees that it is presently, and shall remain throughout the initial term of this Agreement and each renewal term thereof, an Oregon corporation in good standing with the Oregon Secretary of State.

    4.2 COOPERATION. MSO covenants and agrees that it will provide PC with all information required by PC to perform its services under this Agreement. MSO further covenants that it will grant PC such authority as may be necessary or desirable to ensure PC's ability to perform its duties under this Agreement.

5.  COVENANTS OF PC

    5.1 CORPORATE STATUS. PC covenants and agrees that it is presently and shall remain throughout the initial term of this Agreement and each renewal term of this Agreement, an Oregon professional corporation in good standing with the Oregon Secretary of State and that it shall retain complete control over the manner in which PC conducts its practice.

    5.2 INSURANCE. PC covenants and agrees that it will obtain and maintain in effect throughout the initial term of this Agreement and each renewal term of this Agreement, policies of professional liability insurance with coverage in the minimum amount of Two Million Dollars ($2,000,000) per occurrence and Four Million Dollars ($4,000,000) in the annual aggregate, and comprehensive general liability insurance in the amount of One Million Dollars ($1,000,000) to insure it and its employees against liability for damages directly or indirectly related to the performance of any services provided, the use of any property and facilities provided by PC and activities performed by MSO. MSO shall be entitled to receive not less than thirty (30) days written notice of any reduction or cancellation of such insurance coverage by PC. Evidence of the insurance policies described above shall be provided to MSO upon request.

    5.3 COMPLIANCE WITH LAW. PC represents and warrants that the conduct of PC's practice at PC's offices has been and will continue to be in accordance with all applicable provisions of federal and state laws and regulations and in a professional manner during the initial term of this Agreement and each renewal term thereof. PC further represents and warrants that all physicians employed by PC maintain and continue to maintain such professional

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standards and skills as are in accordance with the standards of ethics and practice prevailing in the Portland area.

6.  RECORDS

    6.1 MEDICAL RECORDS. All medical records and documents, including reports, x-rays, EKGs and other similar types of reports for patients of PC shall be the property of PC. PC and MSO shall comply with all applicable federal, state and local laws and regulations pertaining to the confidentiality of medical records.

    6.2 BUSINESS RECORDS. All business records, papers and documents of PC are the property of PC.

7.  ARBITRATION

          The parties to this Agreement shall attempt to resolve any controversy or claim arising out of or relating to this Agreement by mutual cooperation. Any controversy or claim arising out of or relating to this Agreement which cannot be settled by the mutual cooperation of the parties shall be settled by binding arbitration in accordance with the rules of the Arbitration Service of Portland, Inc. (if said arbitration is agreed to by PC's risk carrier(s)), and judgment upon the award rendered by the Arbitrator or Arbitrators may be entered in any court. In all cases submitted to arbitration, the parties agree to share equally the administration fee as well as the Arbitrator's fee unless otherwise assessed by the Arbitrator. The Arbitrator's fee shall be advanced by the initiating party subject to final apportionment by the Arbitrator in his or her award. Each party shall pay its own attorneys' fees. The parties to this Agreement understand and agree that the Arbitrator shall not have the right to award punitive damages.

8.  INDEPENDENT CONTRACTOR

          In the performance of the work, duties and obligations described under this agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of employment is created by this Agreement. Neither party, nor any other person performing services on behalf of either party pursuant to this Agreement, shall have any right or claim against the other party under this Agreement for social security benefits, workers' compensation benefits, disability benefits, unemployment insurance benefits, health benefits, vacation pay, sick leave or any other employee benefits of any kind.

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9.  NOTICES

         All notices required to be given under this Agreement shall be in writing and shall be deemed delivered if personally delivered or dispatched by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

         PC:                           HealthFirst Medical Group, P.C.
                                       265 N. Broadway
                                       Portland, OR 97227

         MSO:                          HealthFirst Management Services, Inc.
                                       265 N. Broadway
                                       Portland, OR 97227

         Notice shall be deemed given on the date it is deposited in the mail in accordance with the foregoing. Any party may change the address to which to send notices by notifying the other party of such change of address in writing in accordance with the foregoing.

10.  SEVERABILITY

         Any terms or provisions of this Agreement which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other term or provisions in this Agreement and such remaining terms and provisions shall remain in full force and effect.

11.  GOVERNING LAW

         This Agreement shall be governed by Oregon law.

12.  ASSIGNMENT

         Neither party shall have the right to assign this Agreement without the prior written consent of the other party. Any attempted assignment of this Agreement in contravention of this Article XII shall be null and void and without any effect whatsoever.

13.  SUCCESSORS AND ASSIGNS

         Subject to the provisions of this Agreement regarding assignment, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

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14.  WAIVER

         The waiver by either party to this Agreement of any one or more defaults, if any, on the part of the other, shall not be construed to operate as a waiver of any other or future defaults, under the same or different terms, conditions or covenants contained in this Agreement.

15.  CAPTION AND HEADINGS

         The captions and headings throughout this Agreement are for convenience of reference only and shall in no way be held or deemed to be a part of or affect the interpretation of this Agreement.

16.  NO THIRD PARTY BENEFICIARIES

         Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person, firm or corporation other than the parties hereto and their respective successors or assigns, any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, as third party beneficiaries or otherwise, and all of the terms, covenants and conditions hereof shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

17.  AMENDMENT

         This Agreement may be modified only by mutual agreement of the parties provided that, for a modification to be valid, it must be in writing and signed by both parties.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement on that day and year set forth above.

PC                                     MSO

HEALTHFIRST MEDICAL GROUP, P.C.        HEALTHFIRST MANAGEMENT
                                       SERVICES, INC.

By:/s/ RUSSELL A. DOW, M.D.            By: /s/ MATTHEW M. SHELLEY, M.D.
   -----------------------------           ----------------------------
Its: Chairman                          Its: President

Date:2-1-96                            Date: 1-30-96
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